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                                                                 EXHIBIT 5



                                                   April 27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

      As General Counsel of Solutia Inc., a Delaware corporation having its general offices at 10300 Olive Boulevard, St. Louis, Missouri 63166-6760 (the "Company"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), covering 600,000 shares of Common Stock, $0.01 par value per share, of the Company ("Common Stock") authorized for issuance under the Solutia Inc. 1997 Stock-Based Incentive Plan (the "Plan") and associated Preferred Share Purchase Rights. The Plan was adopted by the Company's Board of Directors by unanimous written consent effective as of August 26, 1997 and was approved by its then sole stockholder, Monsanto Company, on August 28, 1997.

      I am also familiar with the Company's certificate of incorporation and by-laws as now in effect, and with all corporate and other proceedings taken by the Board of Directors relative to the authorization of the Plan, including the proposed original issuance of up to 7,800,000 shares of Common Stock thereunder, including the 600,000 shares now being registered.

      It is my opinion that the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; that the Plan, including the authority to issue up to 7,800,000 shares of Common Stock thereunder, including the 600,000 shares now being registered, has been duly authorized by appropriate corporate actions of the Company; and that the aforesaid 600,000 shares of Common Stock when delivered pursuant to the provisions of the Plan, will be legally issued, fully paid, and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to its use in connection therewith. I further consent to the reference to Solutia's counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this Registration Statement. My consent to the reference to Solutia's counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act.

                                          Very truly yours,


                                          /s/ Karl R. Barnickol
                                          ------------------------------
                                          Karl R. Barnickol
                                          General Counsel
                                          Solutia Inc.




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